UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):  March 13, 2015
Emergent BioSolutions Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33137	14-1902018
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Professional Drive, Gaithersburg, Maryland	20879
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (240) 631-3200
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2015, the Compensation Committee of the Board of Directors of Emergent BioSolutions Inc. took a number of actions with respect to the compensation of our named executive officers.

Executive Cash Compensation

The committee awarded cash bonuses to our named executive officers for their performance in 2014 in the following amounts:

▪	Fuad El-Hibri, Executive Chairman: not bonus eligible;
▪	Daniel J. Abdun-Nabi, President and Chief Executive Officer: $489,610;
▪	Robert G. Kramer, Executive Vice President, Corporate Services Division, and Chief Financial Officer: $205,199;
▪	Adam Havey, Executive Vice President and President, Biodefense Division: $173,254; and
▪	Barry A. Labinger, Executive Vice President and President, Biosciences Division: $193,490.

The committee also approved base salaries and target bonus percentages for our named executive officers for 2015. The annualized base salaries and target bonus percentages, effective as of January 1, 2015, are as follows: Fuad El-Hibri, $936,478 and 0%; Daniel J. Abdun-Nabi, $745,014 and 80%; Robert G. Kramer, $474,240 and 50%; Adam Havey, $415,002 and 50%; and Barry A. Labinger, $447,179 and 50%.

Executive Equity Awards

The committee approved grants of stock options and restricted stock units in accordance with the terms and provisions of the company's Third Amended and Restated 2006 Stock Incentive Plan to be made on March 10, 2015 to our named executive officers based on the following cash values: Fuad El-Hibri, based on a value of $2,100,000; Daniel J. Abdun-Nabi, based on a value of $2,736,000; Robert Kramer, based on a value of $957,500; Adam Havey, based on a value of $540,000 and Barry Labinger, based on a value of $624,000. Half of the value granted to each executive was in the form of stock options and the other half was in the form of RSUs.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2015	EMERGENT BIOSOLUTIONS INC.
	By:	/s/ A.B. Cruz III A.B. Cruz III Executive Vice President, General Counsel and Corporate Secretary